Filed with the Commission on April 29, 2004

1940 Act File No. 811-07774

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 50 ☒

SCUDDER INVESTMENT PORTFOLIOS (f/k/a BT Investment Portfolios)

(Exact Name of Registrant as Specified in Charter)

One South Street

Baltimore, Maryland 21202

(Address of Principal Executive Offices)

(410) 895-5000

(Registrant’s Telephone Number)

Daniel O. Hirsch, Esq. One South Street Baltimore, Maryland 21202 (Name and Address of Agent for Service)	Copies to: Burton M. Leibert, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019

Explanatory Note

This Amendment to the Registration Statement of Scudder Investment Portfolios (the “Portfolios”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolios pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolios in connection with an investment in the Portfolios. For this purpose, “tax treatment” is the purported or claimed Federal income tax treatment of a transaction and “tax structure” is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

Scudder Investment Portfolios comprises six portfolios. This Amendment to the Registration Statement relates only to EAFE® Equity 500 Index Portfolio and US Bond Index Portfolio (each a “Portfolio” and collectively, the “Portfolios”). Capitalized terms used in this Part A have the same meaning as in the current prospectus of Scudder Advisor Funds II — Scudder EAFE® Equity 500 Index Fund (Premier Class) and Scudder US Bond Index Fund (Premier Class) dated May 1, 2004 (File Nos. 33-62103 and 811-07347) (the “Feeder Funds”) (the “Feeder Funds’ Prospectus”). Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

EAFE® Equity Index Portfolio

US Bond Index Portfolio

PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

Beneficial interests in Scudder Investment Portfolios (the “Trust”) are divided into separate series, each having distinct investment objectives and policies, two of which, EAFE® Equity Index Portfolio and US Bond Index Portfolio (each a “Portfolio” and collectively, the “Portfolios”) are described herein.

The investment objective of each Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

EAFE® EQUITY INDEX PORTFOLIO

The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the MSCI EAFE® Index, which emphasizes stocks of companies in the major markets in Europe, Australasia and the Far East. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

US BOND INDEX PORTFOLIO

The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Lehman Brothers Aggregate Bond Index, which emphasizes government mortgage-backed securities and corporate investment grade debt securities.

Investments in the Portfolios are neither insured nor guaranteed by the US government. Investments in the Portfolios are not deposits of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios’ investment objectives, policies and the risk factors associated with their investments from the sections entitled “The Fund’s Main Investment Strategy,” “The Main Risks of Investing in the Fund” and “Other Policies” in the Feeder Funds’ Prospectus. Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

Item 6. Management, Organization, and Capital Structure.

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled “How Much Investors Pay” and “Who Manages and Oversees the Fund and the Portfolios” in the Feeder Funds’ Prospectus.

The Registrant is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Registrant. Each investor is entitled to a vote in proportion to the amount of its investment in a Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in a Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Registrant has six series: Asset Management Portfolio II, Asset Management Portfolio III, EAFE® Equity Index Portfolio, US Bond Index Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Registrant is not required and has no current intention to hold annual meetings of investors, but the Registrant will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Registrant’s outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio’s capital stock from the sections entitled “Buying and Selling Premier Class Shares,” “Policies You Should Know About,” “How the Funds Calculate Share Price” and “Understanding Distributions and Taxes,” in the Feeder Funds’ Prospectus.

Item 7. Shareholder Information.

Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio’s assets from sections entitled “How the Funds Calculate Share Price” and “Buying and Selling Premier Class Shares” in the Feeder Funds’ Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under “Purchase and Redemption of Shares” and “Valuation of Securities” in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the investment advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for business (“Portfolio Business Day”). The NYSE is scheduled to be closed on the following holidays: New Year’s Day, Dr. Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively, except that the Exchange is scheduled to be open on Friday, December 31, 2004 and Monday, January 3, 2005. Each Portfolio’s portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by methods approved by the Board of Trustees that are intended to reflect fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Registrant’s custodian bank by a Federal Reserve Bank).

An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolios will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolios and Scudder Distributors, Inc. (“SDI”) reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolios is SDI. The principal business address of SDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolios.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled “Understanding Distributions and Taxes” in the Feeder Funds’ Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolio’s ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Item 8. Distribution Arrangements.

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled “Organizational Structure” in each Feeder Fund’s prospectus.

An investment in a Portfolio may be made without a sales load.

EAFE® Equity Index Portfolio

US Bond Index Portfolio

PART B

Item 10. Cover Page and Table of Contents.

The Prospectus of Scudder Investment Portfolios, on behalf of EAFE® Equity Index Portfolio and US Bond Index Portfolio, dated May 1, 2004, which may be amended from time to time, provides the basic information investors should know before investing. The Statement of Additional Information (“SAI”), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling 1-800-621-1048.

Table of Contents

Fund History

Description of the Fund and its Investments and Risks

Management of the Fund

Control Persons and Principal Holders of Securities

Investment Advisory and Other Services

Brokerage Allocation and Other Practices

Capital Stock and Other Securities

Purchase, Redemption, and Pricing of Shares

Taxation of the Fund

Underwriters

Calculation of Performance Date

Financial Statements

ITEM 11. FUND HISTORY.

The Registrant was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

The Registrant is a no-load, diversified, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolios from the sections entitled “Investment Objectives, Policies and Restrictions” in the current SAI of Scudder Advisor Funds II — Scudder EAFE® Equity 500 Index Fund (Premier Class) and Scudder US Bond Index Fund (Premier Class) dated May 1, 2004 (File Nos. 33-62103 and 811-07347) (the “Feeder Funds’ SAIs”). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds’ SAIs.

ITEM 13. MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled “Management of the Trusts” in the Feeder Funds’ SAIs.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 25, 2004, each of US Bond Index Fund-Premier Class and EAFE® Equity Index-Premier Class owned 100% of the value of the outstanding interests in its respective Portfolio.

Each Feeder Fund has informed the Registrant that whenever it is requested to vote on matters pertaining to the fundamental policies of the Registrant, the Feeder Fund will hold a meeting of shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders and in the same proportion as the votes of the Feeder Fund’s shareholders. Feeder Fund shareholders who do not vote will not affect the Feeder Fund’s votes at the shareholder meeting. The percentage of the Feeder Fund’s votes representing Feeder Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Feeder Fund shareholders who do, in fact, vote. Whenever a Feeder Fund is requested to vote on a matter pertaining to the Registrant, the Feeder Fund will vote its shares without a meeting of the Feeder Fund shareholders if the proposal, if made with respect to such Feeder Fund, would not require the vote of the Feeder Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Registrant will follow the same or a similar practice.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled “Management of the Trusts” in the Feeder Funds’ SAIs.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled “Portfolio Transactions and Brokerage Commissions” in the Feeder Funds’ SAIs.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Registrant has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Certificates representing an investor’s beneficial interest in the Registrant are issued only upon the written request of an investor.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Registrant will all vote together in certain circumstances (e.g., election of the Registrant’s Trustees, as required by the 1940 Act and the rules thereunder). One or more series of the Registrant could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Registrant, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Registrant is not required and has no current intention to hold annual meetings of investors but the Registrant will hold special meetings of investors when in the judgment of the Registrant’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Registrant’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Registrant, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio’s investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees of the Registrant recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Registrant by written notice to its investors.

Investors in a Portfolio or any other series of the Registrant will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Registrant in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Registrant itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Registrant are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Registrant, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters. Upon liquidation or dissolution of any series of the Registrant, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See Item 7, “Shareholder Information” in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the section entitled “Net Asset Value” in the Feeder Funds’ SAIs.

ITEM 19. TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled “Taxes” in the Feeder Funds’ SAIs.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the respective Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Portfolios is SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The Trust and each Portfolio’s financial statements are hereby incorporated by reference to each Feeder Fund’s Annual Report dated December 31, 2003 (File Nos. 33-62103 and 811-07347).

EAFE® Equity Index Portfolio

US Bond Index Portfolio

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS

(a)	Declaration of Trust of the Registrant; 2

(1)	First Amendment to Declaration of Trust; *
(2)	Second Amendment to Declaration of Trust; *
(3)	Third Amendment to Declaration of Trust; *
(4)	Fourth Amendment to Declaration of Trust; *
(5)	Fifth Amendment to Declaration of Trust; *
(6)	Sixth Amendment to Declaration of Trust; *
(7)	Amendment No. 7 to Declaration of Trust; 4
(8)	Amendment No. 8 to Declaration of to Declaration of Trust; 7
(9)	Amendments No. 9, 10, and 11 to Declaration of Trust; 6
(10)	Amendment No. 12 to Declaration of Trust; 10
(11)	Amendment No. 13 to Declaration of Trust; 10
(12)	Amendment No. 14 to Declaration of Trust; 10
(13)	Amendment No. 15 to Declaration of Trust; 10
(14)	Amendment No. 16 to Declaration of Trust; 11
(15)	Amendment No. 17 to Declaration of Trust; 13
(16)	Certificate of Amendment dated May 16, 2003, filed herewith.

(b)	By-laws of the Registrant; 2

(c)	Instrument Defining Rights of Security Holders — Not Applicable.

(d)	(1) Investment Advisory Agreement between the Registrant and Deutsche Asset Management, Inc. dated April 25, 2003; 16

(2) Investment Sub-Advisory Agreement, between Deutsche Asset Management, Inc. and Northern Trust Investments, Inc. on behalf of the Registrant dated April 25, 2003; filed herewith

(e)	Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. dated August 19, 2002; 16

(f)	Bonus or Profit Sharing Contracts — Not Applicable.

(g)	Custodian Agreement between State Street Bank and Trust Company and Scudder Investment Portfolios;*

(h)	Administration and Services Agreement dated July 1, 2001 between Registrant and Investment Company Capital Corp.; 15

(1)	Expense Limitation Agreement dated April 25, 2003 among Investment Company Capital Corp., Deutsche Asset Management, Inc., Scudder Investment Portfolios, on behalf of Asset Management Portfolio II and Asset Management Portfolio III; 16

(2)	Expense Limitation Agreement dated August 1, 2003 among Scudder Advisor Funds, Scudder Investment Portfolios, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; 17

(3)	Sub-Administration Agreement and Sub-Accounting Agreement between Registrant and State Street Bank and Trust Company dated April 11, 2003; filed herewith.

(i)	Legal Opinion — Not applicable.

(j)	Other Opinions — Not applicable.

(k)	Omitted Financial Statements — Not applicable.

(l)	(1) Investment Representation letters of initial investors; 1

(2)	Investment Representation Letters of Initial Investors, EAFE® Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3

(m)	Rule 12b-1 Plan — Not applicable.

(n)	Financial Data Schedules — Not applicable.

(o)	Rule 18f-3 Plan — Not applicable.

(p)	(1) Sub-Advisor Code of Ethics: 16.

(2) DeAM Code of Ethics-U.S. dated February 1, 2004, filed herewith;

(q)	Power of Attorney; filed herewith

*Previously Filed.

1.	Incorporated by reference to the Registrant’s registration statement on Form N-lA (“Registration Statement”) as filed with the Commission on June 7, 1993.
2.	Incorporated by reference to Amendment No. 9 to Registrant’s Registration Statement as filed with the Commission on August 1, 1995. 11
3.	Incorporated by reference to Amendment No. 10 to Registrant’s Registration Statement as filed with the Commission on January 1, 1996.
4.	Incorporated by reference to Amendment No. 14 to Registrant’s Registration Statement as filed with the Commission on January 30, 1997.
5.	Incorporated by reference to Amendment No. 15 to Registrant’s Registration Statement as filed with the Commission on February 28, 1997.
6.	Incorporated by reference to Amendment No. 18 to Registrant’s Registration Statement as filed with the Commission on May 19, 1997.

7.	Incorporated by reference to Amendment No. 17 to Registrant’s Registration Statement as filed with the Commission on April 16, 1997.
8.	Incorporated by reference to Amendment No. 35 to Registrant’s Registration Statement as filed with the Commission on December 23, 1999.
9.	Incorporated by reference to Amendment No. 36 to Registrant’s Registration Statement as filed with the Commission on January 31, 2000.
10.	Incorporated by reference to Amendment No. 37 to Registrant’s Registration Statement as filed with the Commission on April 28, 2000.
11.	Incorporated by reference to Amendment No. 38 to Registrant’s Registration Statement as filed with the Commission June 26, 2000.
12.	Incorporated by reference to Amendment No. 39 to Registrant’s Registration Statement as filed with the Commission January 29, 2001.
13.	Incorporated by reference to Amendment No. 40 to Registrant’s Registration Statement as filed with the Commission April 30, 2001.
14.	Incorporated by reference to Amendment No. 41 to Registrant’s Registration Statement as filed with the Commission July 30, 2001.
15.	Incorporated by reference to Amendment No. 42 to Registrant’s Registration Statement as filed with the Commission July 29, 2002.
16.	Incorporated by reference to Amendment No. 48 to Registrant’s Registration Statement as filed with the Commission on July 25, 2003.
17.	Incorporated by reference to Amendment No. 49 to Registrant’s Registration Statement as filed with the Commission on February 3, 2004.

ITEM 24. Persons Controlled By or Under Common Control with the Fund.

None.

ITEM 25. Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant’s Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. Business and Other Connections of Investment Advisor.

During the last two fiscal years, no director or officer of Deutsche Asset Management, Inc. (File No. 801-27291) has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27. Principal Underwriters.

(a)	Scudder Distributors, Inc., acts as exclusive placement agent for shares of the Registrant and acts as principal underwriter for certain registered open-end management investment companies and exclusive placement agent for certain other master portfolios managed by Deutsche Investment Management Americas Inc. and Deutsche Asset Management, Inc.

(b)	Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
Name and Principal Business Address	Position and Offices with Distributor	Positions and Offices with Registrant

Thomas F. Eggers 345 Park Avenue New York, NY 10154	Chairman and Director	None

Jonathan R. Baum 345 Park Avenue New York, NY 10154	Chief Executive Officer, President and Director	None

Michael L. Gallagher 222 South Riverside Plaza Chicago, IL 60606	Vice President and Director	None

John W. Edwards, Jr. 60 Wall Street New York, NY 10005-2858	Chief Financial Officer and Treasurer	None

C. Perry Moore 222 South Riverside Plaza Chicago IL 60606	Chief Operating Officer and Vice President	None

Caroline Pearson Two International Place Boston, MA 02110-4103	Secretary	Assistant Secretary

Linda J. Wondrack Two International Place Boston, MA 02110-4103	Vice President and Chief Compliance Officer	None

Robert Froelich 222 South Riverside Plaza Chicago, IL 60606	Vice President	None

M. Patrick Donovan Two International Place Boston, MA 02110-4103	Vice President	None

Kenneth P. Murphy Two International Place Boston, MA 02110-4103	Vice President	Vice President and Anti-Laundering Compliance Officer

Philip J. Collora 222 South Riverside Plaza Chicago, IL 60606	Assistant Secretary	None

(c)	Not applicable.

ITEM 28. Location of Accounts and Records.

Registrant:

c/o Deutsche Bank

One South Street

Baltimore, MD 21202

Advisor:

Deutsche Asset Management, Inc.

345 Park Avenue

New York, NY 10154

Sub-advisor:

Northern Trust Investments, N.A.

50 South La Salle Street

Chicago, IL 60675

Transfer Agent:

Scudder Investments Service Company

c/o Scudder Investments

811 Main Street

Kansas City, MO 64105

Sub Transfer Agent:

DST

210 West 10th Street

Kansas City, MO 64105

Custodian:

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Administrator:

Investment Company Capital Corp.

One South Street

Baltimore, MD 21202

Distributor:

Scudder Distributors, Inc.

222 South Riverside Plaza

Chicago, IL 60606-5808

Item 29. Management Services.

Not applicable.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, SCUDDER INVESTMENT PORTFOLIOS has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Baltimore and the State of Maryland on the 26th day of April, 2004.

SCUDDER INVESTMENT PORTFOLIOS

By:	/s/ Richard T. Hale

Richard T. Hale Chief Executive Officer